DELOITTE &
    TOUCHE
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                                Two Hilton Court    Telephone:  (201) 631-7000
                                P.O. Box 319        Facsimilie: (201) 631-7459
                                Parsippany, New Jersey 07054-0319



INDEPENDENT AUDITORS' CONSENT


Benjamin Moore & Co.:

We consent to the incorporation by reference in Registration Statement No. 33-39750 of Benjamin Moore & Co. on Form S-8, Post-Effective Amendment No. 2 to Registration Statement
No. 33-2694 of Benjamin Moore & Co. on Form S-8, and Registration Statement No. 33-69480 of Benjamin Moore & Co. on Form S-8 of our report dated March 1, 1994, appearing in the Annual Report on Form 10-K of Benjamin Moore & Co. for the year ended December 31, 1993.



/s/ Deloitte & Touche
Deloitte & Touche

March 30, 1994
















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